UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 10, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment to a Material Definitive Agreement.

On August 6, 2015, Axion Power International, Inc. (the “Company”) entered into a securities purchase agreement (“Agreement”) with several accredited investors. On August 10, 2015, the Company and each of the accredited investors party thereto entered into a separate amendment to the Agreement which creates a schedule exception to Section 7(x) of the Agreement. The new Schedule 7(x) to the Agreement reads as follows:

As a result of the valuation of the Company's Class B Warrants for the quarter ended June 30, 2015, which the Company is in the process of finalizing with its third party independent valuation consultant, the Company has come to the conclusion that it will fall below the $2.5 million shareholders equity requirement as set forth in NASDAQ Rule 5550(b)(i).  As a result of this event, the Company will likely receive a deficiency notification under Rule 5810(2) to which it will be required to submit a plan of compliance for NASDAQ staff review, within 45 days of receipt of the notification.  The Company has a plan in place with which to regain compliance likely by the middle of the fourth fiscal quarter of 2015.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to Securities Purchase Agreement, dated August 10, 2015, between Axion Power International, Inc. and each of the investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.1	Amendment to Securities Purchase Agreement, dated August 10, 2015, between Axion Power International, Inc. and each of the investors